UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 25, 2021
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 501, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-5028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2021, the board of directors (the “Board”) of Red River Bancshares, Inc. (the “Company”) appointed Anna Brasher Moreau, DDS, MS, to serve as a director of the Company and Red River Bank, its wholly-owned subsidiary, effective February 25, 2021. Dr. Moreau will stand for election at the Company’s 2021 annual meeting of shareholders. She has not been appointed to any committees of the Company, and no appointment to any committee of the Company is expected at this time. Dr. Moreau was appointed on February 25, 2021 to serve on the Directors Loan Committee of Red River Bank.
The Board has determined that Dr. Moreau is independent under the applicable listing standards of the Nasdaq Stock Market. There is no arrangement or understanding between Dr. Moreau and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Moreau and any of the Company’s other directors or executive officers. Dr. Moreau does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, other than deposits, loans, and other financial services related transactions with Red River Bank made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or Red River Bank, and do not involve more than normal risk of collectability or present other features unfavorable to Red River Bank.
Dr. Moreau will participate in the Company’s non-employee director compensation program. A complete description of the Company’s non-employee director compensation program is set forth in the Company's proxy statement for the 2020 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 29, 2020.
On February 25, 2021, the Board appointed Teddy R. Price to serve as Chairman of the Board of the Company and Red River Bank. The Board also appointed John C. Simpson as Chairman Emeritus of the Board of the Company and Red River Bank. Both changes are effective February 25, 2021.
On February 25, 2021, the Company issued a press release announcing the appointments of Messrs. Price and Simpson, and Dr. Moreau. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.
Item. 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective February 25, 2021, the Board amended and restated the Company’s bylaws to facilitate Board and shareholder meetings to be held virtually in accordance with the Louisiana Business Corporation Act. The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item. 9.01     Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
3.1	Red River Bancshares, Inc. Amended and Restated Bylaws
99.1	Press Release issued by Red River Bancshares, Inc., dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: March 1, 2021

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary